UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.001 per share	WFTIF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2019 Annual General Meeting of Shareholders (the “Annual Meeting”) of Weatherford International plc (the “Company”) was held on June 25, 2019. At the Annual Meeting 876,674,413 ordinary shares, nominal value $0.001 per share, or approximately 87.35%, of the 1,003,533,795 issued and outstanding ordinary shares entitled to vote at the Annual Meeting were present in person or by proxies.
At the Annual Meeting, in light of the Company’s announcement on May 10, 2019 that it has entered into a Restructuring Support Agreement with holders of a majority in aggregate principal amount of the Company’s outstanding unsecured notes, on the recommendation of the Board of Directors, the Chairman of the Annual Meeting introduced a special agenda item requesting that the meeting consent to the adjournment sine die of agenda items four (reverse stock split), five (increase in authorized share capital), six (authority to issue shares), seven (opt-out of statutory pre-emptive rights), eight (amendment and restatement of the 2010 Omnibus Incentive Plan) and nine (amendment to the Company’s Employee Stock Purchase Plan). Set forth below are the results of the matters voted upon by the shareholders at 2019 Annual Meeting.

Agenda Item		Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Item 1.	Election of the following directors:
	Mohamed A. Awad	571,661,695	86,393,446	9,745,181	208,874,091
	Roxanne J. Decyk	572,566,482	85,443,672	9,790,168	208,874,091
	John D. Gass	572,381,679	85,688,932	9,729,711	208,874,091
	Sir Emyr Jones Parry	572,220,420	85,776,835	9,803,067	208,874,091
	Francis S. Kalman	572,541,165	85,474,907	9,784,250	208,874,091
	David S. King	572,957,769	85,081,735	9,760,818	208,874,091
	William E. Macaulay	569,485,514	88,432,601	9,882,207	208,874,091
	Mark A. McCollum	575,050,533	83,089,696	9,660,093	208,874,091
	Angela A. Minas	572,340,791	85,677,817	9,781,714	208,874,091
	Dr. Guillermo Ortiz	478,748,738	179,287,914	9,763,670	208,874,091

Agenda Item		Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Item 2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm and auditor for the financial year ending December 31, 2019 and to authorize the board of directors of the Company, acting through the Audit Committee, to determine auditor’s remuneration.	846,526,337	23,450,155	6,697,921	—

Agenda Item		Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Item 3.	Adopt an advisory resolution approving compensation of the named executive officers.	566,706,756	99,597,229	1,496,337	208,874,091

Special		Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Item 4.	Adjournment, sine die, of announced agenda items four thru nine.	876,674,413	—	—	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc

Date: June 25, 2019	By:	/s/ Christina M. Ibrahim
	Name:	Christina M. Ibrahim
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary